EXHIBIT 23.7
PENNSYLVANIA ELECTRIC COMPANY
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-153608-01) of Pennsylvania Electric Company of our reports dated February 16, 2011 relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cleveland, OH
February 16, 2011